Exhibit 3.3


ROSS MILLER
              Secretary of State
{STATE SEAL}  204 North Carson Street, Ste 1
              Carson City, Nevada 89701-4299
              (775) 684-5708
              Website: secretaryofstate.biz

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-       Certificate of Amendment      -
- (PURSUANT TO NRS 78.385 AND 78.390) -
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USE BLACK INK ONLY - DO NOT HIGHLIGHT      ABOVE SPACE IS FOR OFFICE USE ONLY


            Certificate of Amendment to Articles of Incorporation
                      For Nevada Profit Corporations
        (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:

   Skynet Telematics, Inc. (File Number #C2198-1990).


2. The articles have been amended as follows (provide article numbers, if available):

          ARTICLE I:  The name of the corporation shall be:

                           Brisam Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:
   72.3% in favor.
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4. Effective date of filing (optional):           July 23, 2007
                                        --------------------------------
                                        (must not be later than 90 days
                                        after the certificate is filed)

5. Officer Signature (Required):   X /s/ Tomas George Wilmot
                                   -------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.


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